Cuisine Solutions Announces Upcoming Fourth Quarter Financial Results and Conference Call

Alexandria, Virginia (September 4, 2008)—Cuisine Solutions, Inc. (AMEX: FZN) (the “Company”) announced today that the Company plans to report financial results before the market opens on Thursday, September 18, 2008 for the fourth quarter ended June 28, 2008.  The Company will host a conference call at 10:00 a.m., Eastern Time, Thursday, September 18, 2008 to discuss fourth quarter financial results. Please call (877) 407-8031 to enter the conference; international callers should call 1-201-689-8031. An operator will monitor the call and set a queue for the questions.  The call can be accessed live on the Internet at http://www.cuisinesolutions.com/content/financial.php, where it will also be archived. A telephone replay will be available three hours after the call for approximately two weeks.  To hear the replay, please call (877) 660-6853 (international callers can call 1-201-612-7415) and use Account Code 286 and Conference ID Code 296392.

Cuisine Solutions utilizes the sous-vide technology and methods, which means that the products are vacuum sealed and then slowly cooked in water at very low temperatures.  The sous-vide technology involves knowing the precise time and temperature that food changes molecular structure during cooking. This enables Cuisine Solutions to cook the food for optimum taste, color, and texture while also pasteurizing. Since the products are immediately flash-frozen, there is no need for preservatives in the product and most of the Cuisine Solutions products have a guaranteed 18 month shelf life. For more information, visit www.cuisinesolutions.com.

Contact:

Cuisine Solutions, Inc., Alexandria, VA.
Lillian Liu, 703-270-2918
lliu@cuisinesolutions.com